Exhibit 10.33

[***] = Certain marked information has been omitted from this exhibit because it is both not material and is the type that the registrant treats as private or confidential.

OMNIBUS
WAIVER AND TENTH AMENDMENT
TO FIRST AMENDED AND RESTATED LOAN PROGRAM AGREEMENT
AND
WAIVER AND THIRD AMENDMENT
TO AMENDED AND RESTATED LOAN SALE AGREEMENT

This OMNIBUS WAIVER AND TENTH AMENDMENT TO THE FIRST AMENDED AND RESTATED LOAN PROGRAM AGREEMENT AND WAIVER AND THIRD AMENDMENT TO AMENDED AND RESTATED LOAN SALE AGREEMENT (this “Amendment”) made as of January 28, 2021 (the “Amendment Effective Date”) by and between CROSS RIVER BANK, an FDIC-insured New Jersey state-chartered bank (“Bank”), and SUNLIGHT FINANCIAL LLC, a Delaware limited liability company (“Sunlight”), amends the terms of (a) that certain First Amended and Restated Loan Program Agreement, dated as of February 12, 2018, by and between Bank and Sunlight (as previously amended, the “Existing Agreement” and as amended by this Amendment, the “Program Agreement”) and (b) that certain Amended and Restated Loan Sale Agreement, dated as of February 12, 2018, by and between Bank and Sunlight (as previously amended, the “Existing Loan Sale Agreement” and as amended by this Amendment, the “Loan Sale Agreement”; the Existing Loan Sale Agreement, together with the Existing Program Agreement, the “Existing Agreements” and each an “Existing Agreement”; the Loan Sale Agreement, together with the Program Agreement, the “Agreements” and each an “Agreement”). Sunlight and Bank are collectively referred to herein as the “Parties”. Capitalized terms used herein but not otherwise defined herein shall have the meanings set forth therefor in the Existing Agreements.

RECITALS

WHEREAS, the Existing Agreements allow the Parties to mutually agree in writing to modify the Existing Agreements;

WHEREAS, the Parties now desire to amend certain terms and conditions in the Existing Agreements to ensure that the terms and conditions set forth in the Existing Agreements reflect the actual practices and procedures of the Parties in connection with the Program (as defined in the Existing Agreements);

NOW, THEREFORE, in consideration of the foregoing premises and the following terms, and for other good and valuable consideration, the Parties, intending to be legally bound, further agree as follows:

1.	WAIVERS OF THE EXISTING AGREEMENTS

1.1.	Bank hereby waives any breach by Sunlight of, or any default by Sunlight under, Section 5.6(c) of the Existing Program Agreement and Section 2(a) of the Existing Loan Sale Agreement solely with respect Sunlight’s obligation to purchase Loans pursuant Section 5.6(c) of the Existing Program Agreement (collectively, the “Subject Defaults”). Notwithstanding the foregoing, this Section 1.1 shall not constitute a waiver of any breach or default by Sunlight of the Existing Agreements other than the Subject Defaults, including any further breach or default under Section 5.6(c) of the Existing Program Agreement or Section 2(a) of the Existing Loan Sale Agreement.

2.	AMENDMENTS TO THE EXISTING AGREEMENTS

2.1.	Section 5.6(c) of the Existing Loan Program Agreement is hereby amended and restated in its entirety as follows:

(c) A Non-Portfolio Loan carried on Bank’s balance sheet that is charged-off by Bank or its servicer.

2.2.	Section 2(a) of the Existing Loan Sale Agreement is hereby amended by deleting the last sentence thereof in its entirety.

2.3.	The definition of “Loan Purchase Trigger Date” on Schedule 1 of the Existing Loan Sale Agreement is hereby amended and restated in its entirety as follows:

“Loan Purchase Trigger Date” means any date on which (x) Sunlight receives written notice from Bank that Sunlight is required to purchase Loans from Bank pursuant to any of Sections 3.1(o), 5.6, 7.4 or 11.2 of the Loan Program Agreement, (y) Sunlight delivers written notice to Bank of its intent to purchase (or cause a Purchaser or Other Purchaser to purchase) Loans from Bank under Section 11.1 of the Loan Program Agreement or otherwise as Sunlight shall elect from time to time or (z) except in the case of the Purchased Trigger Exception Loans, not later than one hundred eighty (180) days after Bank has funded a Subject Loan.

2.4.	Schedule 1 of the Existing Loan Sale Agreement is hereby amended to add the new definition of “Purchase Trigger Exception Loans” in alphabetical order as follows:

“Purchase Trigger Exception Loans” means, as of any date of determination, Subject Loans held by Bank and having an aggregate principal balance not in excess of [***] of the Bank Cap.

3.	EFFECTIVENESS OF THE AGREEMENTS

3.1.	Unless otherwise defined or modified in this Amendment, all capitalized words or terms used in this Amendment shall have the definitions ascribed to such words or terms in the applicable Existing Agreement. From and after the effectiveness of this Amendment, references in each Existing Agreement to “the Agreement” or words of similar effect, shall refer to such Existing Agreement as amended by this Amendment.

3.2.	Except as expressly amended and modified by this Amendment, all terms and conditions set forth in each Existing Agreement shall remain unmodified, binding, and in full force and effect. This Amendment as applied to each Existing Agreement and the Administration Agreement collectively set forth the entire agreement and understanding of the Parties regarding the particular subject matter of this Amendment, and merges and supersedes all prior or contemporaneous agreements, discussions and correspondence pertaining to the subject matter of this Amendment. This Amendment may be executed in counterpart copies, each of which, and together, shall be effective as original, binding instruments. Delivery of an executed counterpart of a signature page of this Amendment by telecopy, e-mailed .pdf or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Amendment.

3.3.	This Amendment shall be governed by and construed in accordance with the laws of the State of New York, including general obligations law Section 5-1401, but otherwise without regard to the conflict of laws principles thereof.

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IN WITNESS WHEREOF, each of the Parties hereto has caused this Amendment to be duly executed as of the day and year first above written.

SUNLIGHT FINANCIAL LLC

By:	/s/ Barry Edinburg
Name:	Barry Edinburg
Title:	Chief Financial Officer

By:	/s/ Gilles Gade
Name:	Gilles Gade
Title:	Chief Financial Officer

By:	/s/ Arlen Gelbard
Name:	Arlen Gelbard
Title:	General Counsel

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